UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 29, 2007, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into an amendment to its credit facility with Laurus Master Fund, Ltd. (“Laurus”). The purpose of the amendment was to expand the Company’s borrowing availability in excess of that previously available to the Company. The terms of the amendment are set forth in an amendment dated August 29, 2007, among Laurus, the Company, and certain subsidiaries of the Company (the “Amendment”). The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The Company’s credit facility with Laurus consists of two components: a term loan in the principal amount of approximately $5.8 million as of the date of this Form 8-K and a revolving loan in the maximum principal amount up to $5.0 million. In general, under the revolving loan, the Company has the right to borrow up to the sum of 90% of all of the eligible accounts receivable and 50% of eligible inventory and other assets (“Eligible Borrowing Base”). The Company has a right to request pursuant to the terms of the credit facility that Laurus lend amounts in excess of the maximum borrowing availability that would otherwise apply under the revolving loan. The Amendment increases through October 21, 2007, the Company’s borrowing availability under the revolving loan to an amount equal to the Eligible Borrowing Base plus $4.4 million.

As required by the Amendment, approximately $1.8 million of the newly advanced funds were used to pay interest and principal payments under the credit facility with Laurus. The remaining new funds from the Overadvance after transaction expenses will be used for general corporate purposes.

The other material terms and conditions of the Amendment are as follows:

•	Any portion of the Overadvance still outstanding will be due and payable on October 21, 2007

•	The Overadvance will bear interest at the prime rate plus two percent (2.0%) per annum.

•	In consideration of the Overadvance and as provided in the Overadvance Agreement, the Company paid to Laurus a $75,000 servicing payment.

On September 5, 2007, the Company entered into an Amendment to the Conversion Agreement dated February 28, 2007 (the “Amendment to the Conversion Agreement”) between the Company and certain holders of the 8% Convertible Debentures dated September 29, 2006 (the “Holders). The Amendment to the Conversion Agreement extends the time during which the Holders are required to convert a portion of those Debentures through and including November 30, 2007. The Amendment to the Conversion Agreement further provides that the Company’s obligation to pay interest on these unconverted Debentures shall be waived through November 30, 2007.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: September 5, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Overadvance Side Letter between Accentia Biopharmaceuticals, Inc. (the “Company”) and Laurus Master Fund, Ltd. dated August 29, 2007.

10.2	Form of the Amendment to Conversion Agreement between the Company and Midsummer Investment, Ltd.

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